As filed with the Securities and Exchange Commission on October 2, 1995.
                                                  Registration No. 33-59419

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-3
          POST EFFECTIVE AMENDMENT NO.1 TO REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933




                      RESEARCH INDUSTRIES CORPORATION
          (Exact name of registrant as specified in its charter)
{PRIVATE }                      3845                  87-0277827
 UTAH                   (Primary                   (I.R.S. Employer
(State or other        Standard                  Identification No.)
juris-                 Industrial
diction of             Classification
incorporation          Code Number)
    or
organization)
                            6864 South 300 West
                           Midvale, Utah  84047
                              (801) 562-0200

            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
                               MARK W. WINN
                Vice President and Chief Financial Officer
                      Research Industries Corporation
                            6864 South 300 West
                           Midvale, Utah  84047
                              (801) 562-0200

                  (Name, address, including zip code, and
       telephone number, including area code, of agent for service)


                                Copies To:

                             A. ROBERT THORUP
                          Ray, Quinney & Nebenker
                                 Suite 700
                           79 South Main Street
                        Salt Lake City, Utah  84111
                              (801) 532-1500



Approximate date of commencement of proposed sale of the securities to the public: upon the Effective Time of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

                      CALCULATION OF REGISTRATION FEE


Title of       Amount to    Proposed       Proposed      Amount of
each class        be                       Maximum      registration
of           registered                                   fee
securities                 offering      aggregate
to be                      Maximumer     offering
registered                 share         price

Common                         $17.00(1) $453,900      $157.00*
Stock        26,700                                   *Paid with
($0.50 par   shares                                     original
value)                                                  filing



(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, as determined May 15, 1995.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Registration Statement consists of 5 consecutively numbered pages. No Exhibit Index is necessary and none is included.

                                  PART I

                     TERMINATION OF SHELF REGISTRATION

The sole purpose of this filing is to notify the Commission that all of the shares registered hereunder have been sold, and that the Registration Statement for this file number 33-59419, filed under Rule 415, should be de-registered and terminated.

                                  PART II

                              Not Applicable


                                SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midvale, State of Utah, on the 29th day of September, 1995.




                 RESEARCH INDUSTRIES CORPORATION



                 /s/   Mark W. Winn

                 By: Mark W. Winn, Vice President and
                 Chief Financial Officer


 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of September, 1995.


 Signature                        Title              Date


                           President and Chief
                           Executive Officer, and
/s/ Gary L. Crocker**      Director                  September 29, 1994

Gary L. Crocker

                           Vice President and
                           Chief Financial Officer
                           (Principal Financial and
/s/ Mark W. Winn**         Accounting Officer)       September 29, 1994

Mark W. Winn


/s/ Louis M. Haynie**      Director                  September 29, 1994

Louis M. Haynie


/s/ Edward M. Blair, Jr.** Director                  September 29, 1994

Edward M. Blair, Jr.

/s/ William A. Gay, Jr.**  Director                  September 29, 1994

William A. Gay, Jr.


/s/ Sterling D. Sessions** Director                  September 29, 1994

Sterling D. Sessions


/s/Charles J. Aschauer,Jr.**Director                 September 29, 1994

Charles J. Aschauer, Jr.
















                 **By A. R. Thorup, Attorney-in-Fact